SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

SPARTAN MOTORS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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[LOGO]	spartan motors inc.

P.O. Box 440 - 1000 Reynolds Rd. - Charlotte, MI 48813

May 12, 2000

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Spartan Motors, Inc. on June 13, 2000, at 5:30 p.m., local time. The annual meeting will be held at Plant I, Spartan Motors Corporate Headquarters, located at 1000 Reynolds Road, Charlotte, Michigan.

On the following pages you will find the Notice of Annual Meeting of Shareholders and the Proxy Statement. The Proxy Statement and enclosed form of proxy are being furnished to shareholders on or about May 12, 2000. At the annual meeting, in addition to voting on the election of directors and ratification of the Board of Directors' appointment of Ernst & Young LLP as independent auditors for the current fiscal year, you will hear a report on Spartan Motors' activities and outlook for the future.

It is important that your shares be represented at the annual meeting, regardless of the size of your holdings. Whether or not you plan to attend the annual meeting, please sign, date and return as soon as possible the enclosed form of proxy. Sending a proxy will not affect your right to vote in person if you attend the meeting.

Sincerely,

/s/ George W. Sztykiel

George W. Sztykiel
Chairman of the Board of Directors

Your Vote is Important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

[LOGO]	spartan motors inc.

P.O. Box 440 - 1000 Reynolds Rd. - Charlotte, MI 48813

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of Spartan Motors, Inc. will be held on June 13, 2000, at 5:30 p.m., local time, at Plant I, Spartan Motors Corporate Headquarters, located at 1000 Reynolds Road, Charlotte, Michigan, for the following purposes:

(1)	To elect three directors for three-year terms expiring in 2003.

(2)	To ratify the Board of Directors' appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

(3)	To transact such other business as may properly come before the annual meeting.

Shareholders of record at the close of business on April 24, 2000, are entitled to notice of and to vote at the annual meeting or any adjournment of the meeting.

A copy of the Annual Report to Shareholders for the year ended December 31, 1999 is enclosed with this Notice. The following Proxy Statement and enclosed form of proxy are being furnished to shareholders on or about May 12, 2000.

By Order of the Board of Directors

/s/ Richard J. Schalter

Richard J. Schalter
Secretary, Treasurer, Chief Financial
    Officer and Director

Charlotte, Michigan
May 12, 2000

Your Vote is Important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

SPARTAN MOTORS, INC.

ANNUAL MEETING OF SHAREHOLDERS

JUNE 13, 2000

PROXY STATEMENT

This Proxy Statement and the enclosed form of proxy are being furnished to holders of common stock of Spartan Motors, Inc. (the "Company") on and after May 12, 2000, in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders to be held on June 13, 2000, and any adjournment of that meeting. The annual meeting will be held at Plant I, Spartan Motors Corporate Headquarters, located at 1000 Reynolds Road, Charlotte, Michigan, at 5:30 p.m., local time.

The purposes of the annual meeting are to consider and vote upon the election of three directors for three-year terms expiring in 2003 and ratification of the Board of Directors' appointment of Ernst & Young LLP as independent auditors for the current fiscal year. Proxies in the accompanying form, if properly executed, duly returned to the Company and not revoked, will be voted at the annual meeting. If a shareholder specifies a choice, the shares represented by proxy will be voted as specified. If no choice is specified, the shares represented by proxy will be voted for the election of all nominees for director named in this Proxy Statement, for ratification of the Board of Directors' appointment of Ernst & Young LLP as independent auditors for the current fiscal year and in accordance with the discretion of the persons named as proxies on any other matters that may come before the meeting or any adjournment.

The presence in person or by properly executed proxy of holders of a majority of all issued and outstanding shares of common stock entitled to vote is necessary for a quorum at the meeting. For purposes of determining whether a quorum is present, the inspectors of election will include shares that are present or represented by proxy, even if the holders of the shares abstain from voting on any particular matter.

The shareholders present at the meeting, in person or by proxy, may by a majority vote adjourn the meeting despite the absence of a quorum. If there is not a quorum at the meeting, the Company expects to adjourn the meeting to solicit additional proxies.

If a shareholder votes against the proposals listed above by proxy and a proposal to adjourn the meeting for the purpose of soliciting additional votes in favor of the proposals is presented, the persons named in the enclosed form of proxy will not vote that shareholder's shares in favor of the adjournment proposal.

A shareholder may change his or her vote at any time before it is voted. If a shareholder has given a proxy by using the enclosed proxy card, the shareholder can write to the Company's Corporate Secretary at 1000 Reynolds Road, Charlotte, Michigan 48813 stating that the shareholder wishes to revoke his or her proxy and that that shareholder needs another proxy card. Alternatively, a shareholder can vote again. A shareholder's last vote is the vote that will be counted. If a shareholder attends the meeting, he or she may vote by ballot and cancel any previous proxy. However, mere attendance at the meeting will not by itself have the effect of revoking the proxy. If the shareholder's broker has been instructed to vote shares, the shareholder must follow directions received from his or her broker to change that shareholder's vote.

The Company's management does not know of any matter to be presented for consideration at the annual meeting other than the matters stated in the Notice of Annual Meeting of Shareholders. If any other matters are presented, the persons named as proxies will have discretionary authority to vote in accordance with their judgment.

ELECTION OF DIRECTORS

The Board of Directors proposes that the following three individuals be elected as directors for three-year terms expiring at the annual meeting of shareholders to be held in 2003:

John E. Sztykiel
Charles E. Nihart
James C. Penman

Each nominee is presently a director of the Company whose term will expire at the annual meeting. The persons named as proxies intend to vote for the election of each of the named nominees. The proposed nominees are willing to be elected and to serve. In the event that a nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the election of the substitute nominee designated by the Board of Directors. If a substitute is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named above.

A plurality of the shares present in person or represented by proxy and voting on the election of directors is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted. Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

VOTING SECURITIES

Holders of record of common stock, at the close of business on April 24, 2000, are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment of the meeting. As of April 24, 2000, there were 11,889,011 shares of common stock outstanding, each having one vote on each matter presented for shareholder action. Shares cannot be voted unless the shareholder is present at the meeting or represented by proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to each person known to the Company to have been the beneficial owner of more than 5% of the Company's outstanding shares of common stock as of April 24, 2000. Messrs. Sztykiel and Foster have addresses of c/o Spartan Motors, Inc., 1000 Reynolds Road, Charlotte, Michigan 48813:

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Sole Voting and Dispositive Power(1)	Shared Voting or Dispositive Power(2)	Total Beneficial Ownership(2)	Percent of Class

George W. Sztykiel(3)	479,427	389,568	868,995	7.3%
William F. Foster(3)	1,030,567	--	1,030,567	8.6
David L. Babson and Company Incorporated One Memorial Drive Cambridge, Massachusetts 02142-1300(4)	905,150	--	905,150	7.6
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401(5)	1,060,750	--	1,060,750	8.9

__________________

(1)	These numbers include shares subject to options that are exercisable within 60 days after April 24, 2000, granted under the Company's 1984 and 1994 Incentive Stock Options Plans, the 1988 Nonqualified Stock Option Plan and the Stock Option and Restricted Stock Plan of 1998.

(2)	These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship.

(3)	Based on information provided by each individual listed.

(4)	Based on information set forth in Schedule 13G/A dated February 4, 2000. The Schedule 13G/A indicates that David L. Babson and Company Incorporated ("DLB") is considered the beneficial owner of 905,150 shares of the Company's common stock as a result of acting as investment adviser to various clients. The Schedule 13G/A indicates that DLB has sole voting power over an aggregate of 905,150 shares of common stock and sole dispositive power over 905,150 shares of common stock.

(5)	Based on information set forth in Schedule 13G/A dated February 3, 2000. The Schedule 13G/A indicates that Dimensional Fund Advisors, Inc. ("DFA") is considered the beneficial owner of 1,060,750 shares of the Company's common stock as a result of acting as investment adviser to various clients. The Schedule 13G/A indicates that DFA has sole voting power over an aggregate of 1,060,750 shares of common stock and sole dispositive power over 1,060,750 shares of common stock.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of April 24, 2000, by each of the Company's directors and nominees for director, each of the named executive officers and all directors and executive officers as a group:

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power(2)	Shared Voting or Dispositive Power(3)	Total Beneficial Ownership(2)	Percent of Class

George W. Sztykiel	479,427	389,568	868,995	7.3%
John E. Sztykiel	198,837	106,113	304,950	2.5
Anthony G. Sommer	118,000	--	118,000	1.0
William F. Foster	1,030,567	--	1,030,567	8.6
George Tesseris	71,000	1,000	72,000	*
Charles E. Nihart	56,750	--	56,750	*
David R. Wilson	25,500	--	25,500	*
James C. Penman	21,000	--	21,000	*
Richard J. Schalter	33,400	--	33,400	*
All directors and executive officers as a group	2,083,781	496,681	2,580,462	20.4%
___________________
*Less than 1%.

(1)	The number of shares stated is based on information provided by each person listed and includes shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

(2)	These numbers include shares held directly and shares subject to options which are exercisable within 60 days after April 24, 2000, that were awarded under the Company's 1984 and 1994 Incentive Stock Option Plans, the 1988 Nonqualified Stock Option Plan and the Stock Option and Restricted Stock Plan of 1998. The number of shares subject to stock options for each listed person is shown below:

George W. Sztykiel	90,000
John E. Sztykiel	125,895
Anthony G. Sommer	105,000
William F. Foster	115,750
George Tesseris	53,000
Charles E. Nihart	53,000
David R. Wilson	24,500
James C. Penman	21,000
Richard J. Schalter	32,500
All directors and executive officers as a group	620,645

(3)	These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship.

BOARD OF DIRECTORS

The Company's Board of Directors currently consists of nine directors, three of whom are standing for reelection. The Board of Directors is divided into three classes, with each class as nearly equal in number as possible. Each class of directors serves a successive three-year term.

Biographical information concerning the Company's directors and nominees who are nominated for election to the Board of Directors is presented below. Except as otherwise indicated, all directors and nominees for director have had the same principal employment for over five years.

Nominees for Election as Directors to Terms Expiring in 2003

John E. Sztykiel (age 43) has been a director since 1988. Mr. John Sztykiel has been President and Chief Operating Officer of the Company since December 1992. Mr. John Sztykiel previously served as the Executive Vice President and Vice President of Sales of the Company from 1989 to 1990. From 1985 to 1989, Mr. John Sztykiel was the Director of Marketing-Diversified Products Group of the Company. Mr. John Sztykiel is the son of Mr. George Sztykiel, Chairman of the Board, Chief Executive Officer and a director of the Company.

Charles E. Nihart (age 63) has been a director since 1984. Mr. Nihart, a certified public accountant consultant, established the certified public accounting firm of Nihart and Nihart, P.C., in 1972. The Lansing offices of Nihart and Nihart merged with Maner, Costerison and Ellis, P.C., C.P.A. on January 1, 1989. Mr. Nihart is currently affiliated with the firm on a consulting basis. Mr. Nihart also is the owner and President of AARO Rentals, Inc., in Lansing, Michigan, a rental company of heavy duty equipment in Lansing, Michigan.

James C. Penman (age 42) has been a director since March 1997. Mr. Penman has served as Director of Corporate Finance with Roney & Co., a regional investment banking firm, since April 1993. From April 1993 until April 1995, Mr. Penman was a Senior Vice President of Investment Banking with First of Michigan Corporation.

Directors with Terms Expiring in 2001

Anthony G. Sommer (age 41) has been a director since 1988. Mr. Sommer has been the Executive Vice President of the Company since December 1992. Mr. Sommer previously served as Chief Financial Officer of the Company from December 1992 until October 1996. From 1987 to December 1992 Mr. Sommer served as Corporate Secretary/Treasurer of the Company and, from 1982 to 1987, as Controller of the Company.

George Tesseris (age 68) has been a director since 1984. Mr. Tesseris has been a practicing partner with the law firm of Tesseris and Crown, P.C., since 1981. From 1972 to 1981, Mr. Tesseris was a partner in the law firm of Church, Wyble, Kritselis and Tesseris.

David R. Wilson (age 64) has been a director since 1996. Mr. Wilson is an independent consultant to the automotive and commercial vehicle industry. From 1982 to 1993, Mr. Wilson was Vice President of Volvo GM Heavy Duty Truck Corporation and from 1979 to 1982, Mr. Wilson served as general manager of field operations for Mercedes Benz of North America.

Directors with Terms Expiring in 2002

George W. Sztykiel (age 70) has been a director since 1975. Mr. George Sztykiel is a founder of the Company and has served as Chairman of the Board and Chief Executive Officer of the Company since December 1992. Mr. George Sztykiel served as President of the Company from September 1975 to December 1992. Mr. George Sztykiel is the father of Mr. John Sztykiel, President, Chief Operating Officer and a director of the Company.

William F. Foster (age 58) has been a director since 1978. Mr. Foster, a firefighter for over 34 years, is a founder of the Company and has served as Staff Engineer and Vice President since 1976. From 1965 to 1975, Mr. Foster served as a designer draftsman for Diamond Reo Trucks, Inc.

Richard J. Schalter (age 46) has been a director since August 12, 1999. Mr. Schalter, a certified public accountant, has served as Secretary, Treasurer and Chief Financial Officer since November 1996. From June 1989 until November 1996, Mr. Schalter served as Treasurer and Director of Finance and Administration of Great Lakes Hybrids, an international distributor and subsidiary of KWS a.g. From March 1986 to June 1989, Mr. Schalter served as Treasurer and financial administrator for Martin Systems, Inc., a worldwide supplier of electrical controls and machine operating systems.

BOARD MEETINGS AND COMMITTEES

The Company's Board of Directors held five meetings during 1999. Each director attended at least 75% of the aggregate of (a) the total number of Board of Directors meetings and (b) the total number of meetings held by all committees of the Board of Directors on which each served (during the periods that each served).

The Board of Directors has the following standing committees:

Audit Committee. The Audit Committee is responsible for the following activities: (a) recommending to the Board of Directors the selection of independent auditors; (b) reviewing and approving the scope of the yearly audit plan and proposed budget for audit fees; (c) reviewing the results of the annual audit with the independent auditors; (d) reviewing the Company's internal controls with the independent auditors; (e) reviewing non-audit services and special engagements to be performed by independent auditors; and (f) reporting to the Board of Directors on the Audit Committee's activities and findings and making recommendations to the Board of Directors on these findings. Messrs. Nihart (Chairman), Tesseris and Penman are members of the Audit Committee. The Audit Committee met twice during 1999.

Compensation Committee. The responsibilities of the Compensation Committee include: (a) recommending the cash and other incentive compensation, if any, to be paid to the Company's executive officers; (b) reviewing and making recommendations to the Board of Directors regarding stock options awarded under the 1994 Incentive Stock Option Plan, the 1988 Nonqualified Stock Option Plan and the Stock Option and Restricted Stock Plan of 1998; and (c) reviewing all material proposed option plan changes. The Compensation Committee determines the key employees to whom options will be granted, the number of shares covered by each option, the exercise price of each option and other matters associated with option awards. Messrs. Tesseris (Chairman), Nihart and Penman are members of the Compensation Committee. The Compensation Committee met once during 1999.

The Board of Directors does not have a standing nominating committee. The Company will consider nominees for election to the Board of Directors submitted by shareholders. The Company's Bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given to the Secretary of the Company not less than 120 days before the date of notice of the meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting. Each such notice to the Secretary shall set forth: (a) the name, age, business address and residence address of each nominee proposed in the notice; (b) the principal occupation or employment of each nominee; (c) the number of shares of capital stock of the Company which are beneficially owned by each nominee; (d) a statement that the nominee is willing to be nominated; and (e) such other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

COMPENSATION OF DIRECTORS

Directors receive a $1,000 quarterly retainer fee plus an expense reimbursement of $100 for each meeting of the Board of Directors that the director attends.

EXECUTIVE COMPENSATION

Compensation Summary

The following table shows certain information concerning the compensation earned during each of the last three fiscal years in the period ended December 31, 1999, by the Chief Executive Officer and each of the Company's four most highly compensated executive officers who served in positions other than the Chief Executive Officer (the "named executive officers") at the end of the last completed fiscal year:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary (1)	Bonus (2)	Number of Securities Underlying Options	All Other Compensation (3)

George W. Sztykiel Chairman of the Board, Chief Executive Officer and Director	1999 1998 1997	$121,192 117,507 107,061	$66,026 77,692 47,216	12,500 12,500 12,500	$2,349 2,349 2,205

John E. Sztykiel President, Chief Operating Officer and Director	1999 1998 1997	148,210 143,750 131,787	93,671 111,178 67,461	15,000 15,000 15,000	2,896 2,896 2,726

Anthony G. Sommer Executive Vice President and Director	1999 1998 1997	133,145 129,685 118,309	68,166 79,831 47,811	12,500 12,500 12,500	2,600 2,600 2,441

Richard J. Schalter Secretary, Treasurer, Chief Financial Officer and Director	1999 1998 1997	121,470 116,352 104,869	58,924 68,813 33,528	12,500 7,500 7,500	2,325 2,325 1,739
_________________

(1)	Includes director fees paid by the Company.

(2)	Includes payments under the Company's Quarterly Bonus Program in which all employees of the Company participate.

(3)	Consists solely of the Company's contribution to its profit-sharing plans.

The Company's stock option plans are administered by the Compensation Committee of the Board of Directors which has authority to determine the individuals to whom and the terms upon which options will be granted, the number of shares to be subject to each option and the form of consideration that may be paid upon the exercise of an option.

The following table sets forth information regarding stock options granted to the Chief Executive Officer and the named executive officers during the fiscal year ended December 31, 1999:

OPTIONS GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying	Percent of Total Options Granted to	Exercise Price		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted(1)	Employees in Fiscal Year	Per Share	Expiration Date	0%	5%	10%

George W. Sztykiel	12,500	2.4%	$5.75	June 30, 2009	$0	$45,202	$114,550
John E. Sztykiel	15,000	2.9%	5.75	June 30, 2009	0	54,242	137,460
Anthony G. Sommer	12,500	2.4%	5.75	June 30, 2009	0	45,202	114,550
Richard J. Schalter	12,500	2.4%	5.75	June 30, 2009	0	45,202	114,550
____________________

(1)	On June 30, 1999, the Company granted options to purchase shares of the Company's common stock over a 10-year period. Executive officers of the Company are entitled to exercise their options at a price determined by the Compensation Committee, which was at least 85% of the fair market value of common stock on June 30, 1999. Options terminate, subject to certain limited exercise provisions, in the event of death or termination of employment or directorship.

The following table summarizes the total number of options held by the Chief Executive Officer and the named executive officers as of December 31, 1999:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR(1)

	Number of Securities Underlying Unexercised Options at Fiscal Year-End
Name	Exercisable	Unexercisable

George W. Sztykiel	$90,000	--
John E. Sztykiel	125,895	--
Anthony G. Sommer	105,000	--
Richard J. Schalter	32,500	--
___________________

(1)	No named executive officer exercised any stock options in 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") develops and recommends to the Board of Directors the executive compensation policies of the Company. The Committee also administers the Company's executive compensation program and recommends for approval to the Board of Directors the compensation to be paid to the Chief Executive Officer and other named executive officers. The Committee consists of three directors, none of whom is a current or former employee of the Company.

Compensation Philosophy

The Committee's executive compensation philosophy is to provide competitive levels of compensation as well as incentives to achieve superior financial performance. The Committee's policies are designed to achieve the following five primary objectives: (a) integration of management's compensation with the achievement of the Company's annual and long-term performance goals; (b) reward above-average corporate performance; (c) recognition of individual initiative and achievement; (d) attracting and retaining qualified management; and (e) alignment of the interests of management with those of shareholders to encourage achievement of continuing increases in shareholder value. The Committee sets management compensation at levels which the Committee believes are consistent with other companies in the Company's industry.

In 1994, the Company engaged Management Resource Center, Inc., a compensation consulting firm, to review its compensation policies and competitive compensation levels. The Committee has and currently intends to continue to consider the recommendations of Management Resource Center, Inc. in developing the Company's executive compensation program and making specific compensation decisions.

Executive compensation consists of both cash and equity, and includes: (a) base salary; (b) profit-sharing incentive bonus; and (c) long-term incentive through participation in stock option plans. In addition, the Company provides various benefits to its employees, including the Company's executive officers.

In 1993, Congress amended the Internal Revenue Code of 1986 to add Section 162(m) which provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Company has examined its executive compensation policies in light of Section 162(m) and the regulations adopted by the Internal Revenue Service to implement this section. It is not expected that any portion of the Company's deduction for employee remuneration will be disallowed in 2000 or in future years by reason of awards granted in 2000.

Base Salary

To attract and retain well qualified executives, it is the Committee's policy to establish base salaries at levels and provide benefit packages that are considered to be competitive. Base salaries for executive officers are determined initially by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at similar companies within the custom chassis industry. Some of the companies used for this comparison are included in the indices used in the Stock Price Performance Graph presented in this Proxy Statement.

The Committee believes that base salaries should approximate the mid-point of the range of salaries paid for similar positions by companies in similar industries. The Committee may recommend adjustments on a periodic basis to maintain the desired levels of base salaries for the Company's executives.

The Committee determines annual salary adjustments by evaluating the competitive marketplace, the performance of the Company and the executive officer, as well as any increased responsibilities assumed by the executive officer. Salary adjustments are determined and implemented generally on a 12-month cycle.

Annual Incentive Bonus

The Committee selects members of management to participate in the Company's incentive bonus program. The Committee considers several factors in determining the annual incentive bonus, if any, paid to management, including achievement of the Company's strategic and operating goals and an individual's achievement of personal goals. In addition, the Company considers factors such as net earnings per share, revenues, return on assets and return on equity.

Stock Option Plans

The Company currently grants stock options under the 1994 Incentive Stock Option Plan and the Stock Option and Restricted Stock Plan of 1998. The Company's stock option plans allow officers and key employees to purchase common stock of the Company at a price established on the date of grant. Options granted under the Stock Option and Restricted Stock Plan of 1998 that do not qualify as incentive stock options under Section 422(b) of the Internal Revenue Code must have an exercise price equal to at least 85% of the fair market value of the Company's common stock. Incentive stock options granted under the 1994 Incentive Stock Option Plan or the Stock Option and Restricted Stock Plan of 1998 must have an exercise price equal to at least 100% of the fair market value. The Committee administers all aspects of the plans and reviews, modifies (to the extent appropriate) and approves management's recommendations for awards.

Absent unusual circumstances, the Committee historically has granted stock options on an annual basis to officers, key employees and directors who are employees of the Company and on a biannual basis to directors who are not employees of the Company. The Company's stock option plans are designed to encourage long-term investment in the Company by participating executives and key employees, more closely align executive and shareholder interests and reward executive officers and other key employees for building shareholder value. The Committee believes stock ownership by management and other key employees is beneficial.

In determining the number of options to be awarded to an officer or key employee, the Committee takes into consideration the levels of responsibility and compensation of the individual. The Committee also considers the recommendations of management (other than awards to the Chief Executive Officer), the individual performance of the officer or employee and the number of shares or other compensation awarded to the officer or employee at other companies. Generally, both the number of shares granted and their proportion relative to the total number of shares granted increase corresponding to the level of a participant's responsibility. Although the Committee also may consider the number of options already held by an officer or employee, this factor is not considered to be particularly important by the Committee in determining the amounts of awards.

Chief Executive Officer

The Chief Executive Officer's compensation is based upon the policies and objectives outlined above for all executive officers. Mr. George Sztykiel's base salary in 1999 was approximately 3.1% above his 1998 salary. Mr. Sztykiel's annual incentive bonus award for 1999 was $66,026 which includes the Company's quarterly bonus program and his annual incentive bonus. During 1999, Mr. Sztykiel was awarded options to purchase 12,500 shares of the Company's common stock.

All recommendations of the Committee attributable to 1999 compensation were unanimous and were approved and adopted by the Board of Directors without modification.

Respectfully submitted,

George Tesseris, Chairman
Charles E. Nihart
James C. Penman

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on Spartan's common stock to the CRSP Total Return Index for The Nasdaq Stock Market ("CRSP NASDAQ") and the CRSP Total Return Index for Trucking and Transportation Stocks reported on The Nasdaq Stock Market ("CRSP T&T"), over a five-year period ended December 31, 1999, using 1994 as a base period. The CRSP NASDAQ is a broad-based equity market index developed by the Center for Research in Security Prices at the University of Chicago. The CRSP T&T is comprised of companies with a market capitalization similar to that of the Company and also is developed by the Center for Research in Security Prices. The CRSP NASDAQ index and CRSP T&T index both assume dividend reinvestment. Cumulative total shareholder return is measured by dividing (a) the sum of: (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment; and (ii) the difference between the share price at the end and the beginning of the measurement period, by (b) the share price at the beginning of the measurement period.

COMPARISON OF FIVE YEAR CUMULATIVE
TOTAL SHAREHOLDER RETURN

STOCK PERFORMANCE GRAPH

The dollar values for total shareholder return plotted in the graph above are shown in the table below:

FISCAL YEAR-END	SPARTAN	CRSP NASDAQ	CRSP T&T

1994	$100.00	$100.00	$100.00
1995	82.69	141.33	116.67
1996	51.07	173.89	128.79
1997	47.29	213.07	164.84
1998	44.36	300.25	148.30
1999	34.17	542.43	158.38

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and officers and persons who beneficially own more than 10% of the outstanding shares of common stock to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file with the SEC. Based solely upon the Company's review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 1999 fiscal year, the Company believes that its directors and officers complied with all applicable filing requirements during the Company's last fiscal year.

SELECTION OF INDEPENDENT AUDITORS

Subject to the approval of shareholders, the Company has appointed Ernst & Young LLP as independent auditors for the Company for its 2000 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2001 and that a shareholder would like to have included in the proxy statement and form of proxy relating to that meeting must be received by the Company for consideration not later than January 12, 2001 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals of shareholders should be made in accordance with Securities and Exchange Commission Rule 14a-8. All other proposals of shareholders that are intended to be presented at the annual meeting in the year 2000 must be received by the Company not later than April 30, 2001 or they will be considered untimely.

SOLICITATION OF PROXIES

Solicitation of proxies will be made initially by mail. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone or facsimile or in person without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. The Company will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy material to beneficial owners.

By Order of the Board of Directors

/s/ Richard J. Schalter

Richard J. Schalter
Secretary, Treasurer, Chief Financial
   Officer and Director

Charlotte, Michigan
May 12, 2000